                                                                      Exhibit 99

                       [COMMONWEALTH BANCORP, INC. LOGO]


For release:    IMMEDIATELY
Contact:        Charles M. Johnston, Chief Financial Officer (610) 313-2189

COMMONWEALTH BANCORP, INC. REPORTS RECORD EARNINGS FOR 1999

NORRISTOWN, PA, JANUARY 18, 2000 - COMMONWEALTH BANCORP, INC. (NASDAQ: CMSB), today reported net income of $3.8 million, or $0.34 per common share on a diluted basis, for the fourth quarter of 1999. This compared to net income of $2.9 million, or $0.21 per common share on a diluted basis, for the fourth quarter of 1998. For the full year 1999, net income was $16.7 million, or a record $1.32 per common share on a diluted basis. This compared to net income of $10.9 million, or $0.73 per common share on a diluted basis, for the full year 1998.

The results for the full year 1999 and 1998 included a number of significant factors which affected the comparability of the reported results, including the following:

                                                                            For the Quarter Ended         For the Year Ended
                                                                           -----------------------      ----------------------
                                                                                 December 31,                 December 31,
                                                                           -----------------------      ----------------------
                                                                             1999          1998           1999         1998
                                                                           ---------     ---------      ---------    ---------
(in millions)
-------------------------------------------------------------------------------------------------------------------------------
                                                                           After-Tax     After-Tax      After-Tax    After-Tax
-------------------------------------------------------------------------------------------------------------------------------

Reported net income                                                          $3.8          $2.9          $16.7       $10.9
-------------------------------------------------------------------------------------------------------------------------------
Net gain on sale of mortgage servicing rights                                                              1.2
-------------------------------------------------------------------------------------------------------------------------------
Charge primarily relating to computer hardware/software upgrades                                          (0.4)
-------------------------------------------------------------------------------------------------------------------------------
(Loss)/gain on sale of securities                                                                         (0.2)        0.6
-------------------------------------------------------------------------------------------------------------------------------
Gain on sale of two branches                                                                               0.7
-------------------------------------------------------------------------------------------------------------------------------
Charge involving assets acquired in a 1996 branch acquisition                                             (0.3)
-------------------------------------------------------------------------------------------------------------------------------
Charge relating to an equity investment                                                                               (2.4)
-------------------------------------------------------------------------------------------------------------------------------
Other                                                                                                                 (0.2)
-------------------------------------------------------------------------------------------------------------------------------
Adjusted net income                                                          $3.8          $2.9          $15.7       $12.9
-------------------------------------------------------------------------------------------------------------------------------

Exclusive of the above items, net income for the full year 1999 would have been $15.7 million, or $1.25 per common share on a diluted basis, compared to $12.9 million, or $0.86 per common share on a diluted basis, for the full year 1998.

"Commonwealth enjoyed one of the best years in its history in 1999," stated Charles H. Meacham, Commonwealth's Chairman and Chief Executive Officer. He added, "The Company achieved outstanding results in its key business areas of retail, commercial and mortgage banking. Compared to 1998, average consumer loans increased by 27% to $278 million, average commercial loans increased by 30% to $158 million, and average demand and money market deposits increased by 16% to $729 million. In addition, the net gain on sale of mortgage loans generated by our mortgage banking business was $11.7 million in 1999, or 8% above 1998."

Net interest income was $17.6 million for both the fourth quarter of 1999 and 1998. For the full year 1999, net interest income was $70.6 million, compared to $70.7 million for the full year 1998. Compared to the comparable periods in 1998, net interest income in the fourth quarter and full year 1999 reflected a decrease in average interest earning assets offset by a higher net interest margin.

The net interest margin on a fully taxable equivalent basis was 3.97% in the fourth quarter of 1999, compared to 3.34% in the fourth quarter of 1998. The increase was primarily attributable to a 0.50% decrease in the cost of interest-bearing liabilities. The decrease in the cost of interest-bearing liabilities, relative to the fourth quarter of 1998, was primarily related to a reduction in the average cost of certificates of deposit, which decreased from 5.37% in the fourth quarter of 1998 to 5.00% in the fourth quarter of 1999. Also contributing to the decrease in the cost of interest-bearing liabilities was a favorable change in funding mix, involving an increase in lower costing demand and money market deposits, and a decrease in higher costing certificates and wholesale borrowings.

For the full year 1999, the net interest margin on a fully taxable equivalent basis was 3.67%, versus 3.27% in the full year 1998. The increase was primarily attributable to a 0.49% decrease in the cost of interest-bearing liabilities. The decrease in the cost of interest-bearing liabilities, relative to the full year 1998, was primarily attributable to the same factors responsible for the decrease in the fourth quarter of 1999.

Average interest-earning assets totaled $1.8 billion and $1.9 billion for the fourth quarter and full year 1999, respectively. This compared to $2.1 billion and $2.2 billion for the fourth quarter and full year 1998, respectively. The decreases in interest-earning assets were due primarily to decreases in the Company's mortgage-backed securities portfolio.

Noninterest income totaled $6.7 million in the fourth quarter of 1999, compared to $7.1 million in the fourth quarter of 1998. During the fourth quarter of 1999, the net gain on sale of mortgage loans decreased $0.7 million relating to a decrease in loans sold on a servicing released basis. Also during the fourth quarter of 1999, servicing fees decreased by $0.4 million relating to the sale of mortgage servicing rights during the third quarter of 1999. The above decreases were partially offset by a $0.6 million increase in deposit fees and related income, primarily relating to an increase in transaction accounts.

Noninterest income was $30.1 million for the full year 1999, compared to $26.9 million for the full year 1998. The increase primarily reflected a $1.6 million net gain on sale on mortgage servicing rights during the third quarter of 1999 and a $1.3 million increase in deposit fees and related income. The latter increase was primarily attributable to an increase in transaction accounts. Also impacting the comparison was a $1.0 million gain on the sale of two branches in Lebanon County, Pennsylvania during the second quarter of 1999 and a $0.8 million increase in the net gain on sale of mortgage loans. The latter was primarily attributable to favorable pricing on forward delivery contracts with the ultimate servicer. These increases were offset, in part, by a $1.2 million decrease in the net gain on sale of securities and a $0.3 million decrease in servicing fees. The decrease in servicing fees was attributable to the sale of mortgage servicing rights during the third quarter of 1999.

Noninterest expense was $17.9 million in the fourth quarter of 1999, compared to $19.5 million in the fourth quarter of 1998. The decrease was primarily attributable to reduced mortgage banking expenses, including a $0.9 million decrease in commissions on mortgage originations given the substantial decrease in volumes. This decrease was partially offset by higher expenses relating to an increase in transaction accounts.

Noninterest expense was $73.3 million for the full year 1999, compared to $77.9 million for the full year 1998. In addition to the factors relating to the fourth quarter, the decrease was also attributable to a $3.5 million charge relating to an equity investment in a mortgage servicing partnership. Also contributing to the decrease was a $0.6 million reduction in the amortization of intangible assets and a $0.4 million decrease in advertising and promotion expense. These decreases were partially offset by a $0.6 million charge during the third quarter of 1999, primarily relating to computer hardware and software upgrades, and a $0.5 million nonrecurring charge in the second quarter of 1999, relating to certain assets acquired in the 1996 acquisition of 12 branches in Lebanon and Berks Counties, Pennsylvania.

Provision for loan losses totaled $1.0 million and $4.0 million in the fourth quarter and full year 1999, respectively. The provision for loan losses totaled $1.0 million and $3.5 million in the fourth quarter and full year 1998, respectively. At December 31, 1999, the allowance for loan losses totaled $10.5 million, or 0.76% of loans, compared to $9.6 million, or 0.71%, at December 31, 1998.

Net credit losses totaled $0.7 million, or 0.20% of average loans in the fourth quarter of 1999. This compared to $1.0 million, or 0.26% of average loans in the fourth quarter of 1998. For the full year 1999, net credit losses totaled $3.1 million, or 0.23% of average loans, compared to $2.9 million, or 0.21%, in 1998.

Nonperforming assets totaled $10.4 million, or 0.54% of assets at December 31, 1999, compared to $11.1 million, or 0.49%, at December 31, 1998.

Provision for income taxes was $1.6 million, or 29% of income before income taxes in the fourth quarter of 1999, compared to $1.3 million, or 32%, in the fourth quarter of 1998. For the full year 1999, provision for income taxes was $6.8 million, or 29% of income before income taxes, compared to $5.3 million, or 33%, in the full year 1998. The decrease in the tax rate in the fourth quarter and full year 1999, relative to the comparable periods in 1998, was primarily attributable to historic and low income housing tax credits.

The Bank's core and risk-based capital ratios were 6.4% and 11.3%, respectively, at December 31, 1999, compared to 5.9% and 11.6% at December 31, 1998.

Commonwealth Bancorp, Inc., with consolidated assets of $1.9 billion, is the holding company for Commonwealth Bank, which has 60 branches throughout southeast Pennsylvania. ComNet Mortgage Services, a division of Commonwealth Bank, has offices in Pennsylvania, Maryland, New Jersey, and Virginia. ComNet also operates under the trade name of Homestead Mortgage in Maryland.

Certain statements contained herein may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those indicated in such statements due to risks, uncertainties and changes with respect to a variety of market and other factors.

Detailed supplemental information follows.

                   Commonwealth Bancorp, Inc. and Subsidiaries
                        Consolidated Statements of Income
               (in thousands, except share and per share amounts)

                                                                    For the Quarter                    For the Year
                                                                   Ended December 31,                Ended December 31,
                                                                  1999            1998              1999          1998
                                                              ------------    ------------      ------------   ------------

Interest income:
  Interest on loans                                               $26,658         $27,571          $105,371       $106,827
  Interest and dividends on deposits and money
     market investments                                               712             635             3,633          2,604
  Interest on investment securities                                   823             464             6,301          2,313
  Interest on mortgage-backed securities                            5,259           9,823            25,467         46,360
                                                              ------------    ------------      ------------   ------------

        Total interest income                                      33,452          38,493           140,772        158,104

Interest expense:
  Interest on deposits                                             12,742          14,226            52,989         58,946
  Interest on notes payable and other borrowings                    3,061           6,629            17,170         28,508
                                                              ------------    ------------      ------------   ------------

        Total interest expense                                     15,803          20,855            70,159         87,454
                                                              ------------    ------------      ------------   ------------

        Net interest income                                        17,649          17,638            70,613         70,650

Provision for loan losses                                           1,000           1,000             4,000          3,500
                                                              ------------    ------------      ------------   ------------

        Net interest income after provision for loan losses        16,649          16,638            66,613         67,150

Noninterest income:
  Deposit fees and related income                                   2,876           2,264            10,113          8,822
  Servicing fees                                                      463             891             3,281          3,594
  Net gain on sale of mortgage loans                                2,638           3,296            11,681         10,842
  Net (loss) gain on sale of securities                                 -               -              (250)           985
  Other                                                               701             639             5,302          2,703
                                                              ------------    ------------      ------------   ------------

                  Total noninterest income                          6,678           7,090            30,127         26,946
                                                              ------------    ------------      ------------   ------------

Noninterest expense:
  Compensation and employee benefits                                8,627           9,517            36,655         37,866
  Occupancy and office operations                                   2,526           3,037            11,201         10,907
  Amortization of intangible assets                                 1,157           1,289             4,823          5,413
  Valuation adjustment relating to an equity investment
     in a mortgage servicing partnership                                -              50                 -          3,533
  Other                                                             5,603           5,579            20,585         20,151
                                                              ------------    ------------      ------------   ------------

                  Total noninterest expense                        17,913          19,472            73,264         77,870
                                                              ------------    ------------      ------------   ------------

                  Income before income taxes                        5,414           4,256            23,476         16,226

Income tax provision                                                1,570           1,347             6,808          5,294
                                                              ------------    ------------      ------------   ------------

Net income                                                         $3,844          $2,909           $16,668        $10,932
                                                              ============    ============      ============   ============

Basic weighted average number of shares outstanding            11,063,633      13,620,571        12,202,004     14,307,132
                                                              ============    ============      ============   ============

Basic earnings per share                                            $0.35           $0.21             $1.37          $0.76
                                                              ============    ============      ============   ============

Diluted weighted average number of shares outstanding          11,431,233      13,958,109        12,604,768     14,891,545
                                                              ============    ============      ============   ============

Diluted earnings per share                                          $0.34           $0.21             $1.32          $0.73
                                                              ============    ============      ============   ============

                   Commonwealth Bancorp, Inc. and Subsidiaries
                           Consolidated Balance Sheets
               (in thousands, except share and per share amounts)

                                                                                   December 31,    December 31,
                                                                                       1999            1998
                                                                                   ------------    ------------
Assets:
Cash and due from banks                                                                $54,677         $58,028
Interest-bearing deposits                                                                3,499          43,829
Short-term investments available for sale                                                3,575           4,820
Mortgage loans held for sale                                                            24,005         120,642
Investment securities
   Securities available for sale (cost of $68,301
     and $34,407, respectively), at market value                                        68,219          34,515
Mortgage-backed securities
   Securities held to maturity (market value of $92,965
     and $133,735, respectively), at cost                                               93,674         132,105
   Securities available for sale (cost of $202,076
     and $388,349, respectively), at market value                                      197,280         392,036
Loans receivable, net                                                                1,361,430       1,338,177
Accrued interest receivable, net                                                         9,499          11,260
FHLB stock, at cost                                                                     18,400          18,400
Premises and equipment, net                                                             15,535          16,887
Intangible assets                                                                       33,048          39,830
Mortgage servicing rights                                                                    -           9,969
Other assets, including net deferred taxes of $7,259
   and $2,508, respectively                                                             39,555          37,001
                                                                                   ------------    ------------
                      Total assets                                                  $1,922,396      $2,257,499
                                                                                   ============    ============

Liabilities:
  Deposits                                                                          $1,503,746      $1,605,299
  Notes payable and other borrowings:
     Secured notes due to Federal Home Loan Bank of Pittsburgh                         127,000         240,500
     Securities sold under agreements to repurchase                                    100,000         166,000
     Other borrowings                                                                    9,076               -
  Advances from borrowers for taxes and insurance                                        9,326          28,960
  Accrued interest payable, accrued expenses and other liabilities                      20,883          24,562
                                                                                   ------------    ------------
                      Total liabilities                                              1,770,031       2,065,321
                                                                                   ------------    ------------

Commitments and contingencies

Shareholders' equity:
  Preferred stock, $0.10 par value; 5,000,000 shares
     authorized; none issued                                                                 -               -
  Common stock, $0.10 par value; 30,000,000 shares authorized;
      18,068,127 shares issued and 11,934,695 outstanding at December 31, 1999
      18,054,315 shares issued and 14,721,408 outstanding at December 31, 1998           1,807           1,806
  Additional paid-in capital                                                           136,966         135,588
  Retained earnings                                                                    135,780         123,917
  Unearned stock benefit plan compensation                                              (8,504)        (10,666)
  Unrealized (loss) gain on marketable securities, net                                  (3,171)          2,467
  Treasury stock, at cost; 6,133,432 and 3,332,907 shares, respectively               (110,513)        (60,934)
                                                                                   ------------    ------------
                      Total shareholders' equity                                       152,365         192,178
                                                                                   ------------    ------------
                      Total liabilities and shareholders' equity                    $1,922,396      $2,257,499
                                                                                   ============    ============

                   Commonwealth Bancorp, Inc. and Subsidiaries
                             Selected Financial Data
                      (in thousands, except per share data)

                                                                    For the Quarter Ended         For the Year Ended
                                                                  -------------------------    ------------------------
                                                                     12/31/99     12/31/98        12/31/99    12/31/98
                                                                  -------------------------    ------------------------
BALANCE SHEET DATA:
Average Mortgage Loans                                               $879,208   $1,093,194        $936,997  $1,066,998
Average Consumer Loans                                                307,722      237,173         277,545     219,076
Average Commercial Loans                                              180,742      126,642         158,356     121,697
Average Loans                                                       1,367,672    1,457,009       1,372,898   1,407,771
Average Interest-Earning Assets                                     1,775,763    2,095,113       1,933,010   2,159,841
Average Assets                                                      1,918,327    2,255,577       2,084,679   2,316,686

Average Core Deposits                                                 947,304      890,642         956,414     858,706
Average Certificates of Deposit                                       566,851      664,779         609,574     707,858
Average Deposits                                                    1,514,155    1,555,421       1,565,988   1,566,564
Average Interest-Bearing Liabilities                                1,727,769    2,005,647       1,865,443   2,057,197
Average Shareholders' Equity                                          150,761      188,679         170,796     202,727


OPERATING DATA:
Annualized Return on Assets                                             0.79%        0.51%           0.80%       0.47%
Annualized Return on Equity                                            10.12%        6.12%           9.76%       5.39%

Mortgage Originations                                                $108,029     $314,248        $620,715  $1,111,396

Average Yield on Mortgage Loans (a)                                     7.17%        7.02%           7.18%       7.19%
Average Yield on Consumer Loans (a)                                     8.92%        9.14%           8.89%       9.01%
Average Yield on Commercial Loans (a)                                   8.61%        8.67%           8.59%       8.53%
Average Yield on Loans (a)                                              7.76%        7.51%           7.69%       7.59%
Average Yield on Interest-Earning Assets (a)                            7.50%        7.29%           7.30%       7.32%

Average Cost of Core Deposits                                           2.35%        2.33%           2.31%       2.36%
Average Cost of Certificates of Deposit                                 5.00%        5.37%           5.06%       5.46%
Average Cost of Deposits                                                3.34%        3.63%           3.38%       3.76%
Average Cost of Interest-Bearing Liabilities                            3.63%        4.13%           3.76%       4.25%
Net Interest Margin (a)                                                 3.97%        3.34%           3.67%       3.27%



Period End Book Value Per Share                                        $12.77       $13.05          $12.77      $13.05
Period End Tangible Book Value Per Share                                10.00        10.35           10.00       10.35
Period End Nonperforming Loans                                          7,779       10,012           7,779      10,012
Period End Nonperforming Assets                                        10,402       11,061          10,402      11,061

 (a) Taxable equivalent basis